Exhibit 10.6

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Settlement Agreement”) is made and entered into this 8th day of July, 2004 between SYNOPSYS, INC. and MOUNTAIN ACQUISITION SUB, INC. (together, “Synopsys”), on the one hand, and MONOLITHIC SYSTEM TECHNOLOGY, INC.  (“MoSys”), on the other (collectively, the “Parties” and each individually, a “Party”).  All capitalized terms not defined in this Settlement Agreement shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, various disputes have arisen between Synopsys and MoSys (including without limitation the disputes described in the Complaint filed in the Delaware Court of Chancery, in and for New Castle County, Delaware, dated April 23, 2004) in relation to their respective rights and obligations arising out of and/or related to that certain Agreement and Plan of Merger and Reorganization dated February 23, 2004 (the “Merger Agreement”), and all other agreements relating to or otherwise referred to in the Merger Agreement or executed by any of the Parties in connection with the Merger Agreement or any of the Contemplated Transactions (the “Ancillary Agreements”) (collectively, the “Disputes”).

NOW, THEREFORE, IN CONSIDERATION of the promises, mutual covenants, releases and other agreements herein contained, the Parties hereto covenant and agree as follows:

1.                                      Termination of Merger Agreement and Ancillary Agreements.

(a)          The Parties agree that Synopsys terminated the Merger Agreement on April 16, 2004, at 11:54 p.m., New York City time, and there shall be no obligation or liability thereunder on the part of any of the Parties or their respective predecessors, successors, assigns, past and present stockholders, directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives and any persons acting by, through, under or in concert with each of them or any of them, other than a liability arising from any breach of any representations, warranties, covenants or obligations set forth in this Settlement Agreement.  MoSys is entitled to retain the $10 million paid by Synopsys on April 16, 2004.

(b)          Notwithstanding anything else in this Settlement Agreement to the contrary, the Parties agree to abide by their respective obligations under both (i) the Confidentiality Agreement dated January 20, 2004, and (ii) the Stipulation and Order Governing the Protection and Exchange of Confidential Information dated June 10, 2004.  Otherwise, the Ancillary Agreements are hereby terminated and of no further force or effect.

2.                                      Releases:  Synopsys (on behalf of itself and any and all predecessors, successors, assigns, the undersigned stockholders, directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives, the undersigned and any persons acting by, through under or in concert with each of them or any of them) (the “Synopsys Parties”), on the one hand, and MoSys (on behalf of itself and any and all predecessors, successors, assigns, directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives, the undersigned and any persons acting by, through, under or in concert with each of them or any of them) (the “MoSys Parties”), on the other hand, hereby forever completely mutually release, discharge and covenant not to sue one another, and each of their predecessors, successors, assigns, directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives and any persons acting by, through, under or in concert with each of them or any of them, for, of and from any and all claims, disputes, demands, actions, causes of action and other liabilities of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Disputes, the Merger Agreement, any of the Ancillary Agreements or any of the Contemplated Transactions; provided however that this mutual release shall not apply to any breach or default by any Party of its obligations under this Settlement Agreement.

3.                                      Waiver of Protections for General Releases:  Each Party has been fully advised by its respective attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived, as well as the benefits of any similar statute or rule of law or equity in any other state or other jurisdiction.  Section 1542 reads as follows:

“Section 1542.  (General Release - Claims Extinguished.)  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

4.                                      Compromise Settlement; Third Party Beneficiaries.  It is understood and agreed that this Settlement Agreement shall not be construed to be an admission of any liability or obligation whatsoever with respect to any matter by either Party to the other Party or to any other person whomsoever.  There are no third party beneficiaries hereto, except as set forth expressly herein.

5.                                      Warranties and Representations.

(a)          Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and that each Party is fully entitled and duly authorized to execute this Settlement Agreement.

(b)          Each person signing this Settlement Agreement warrants and represents that he or she is duly authorized to execute this Settlement Agreement on behalf of the entity or entities on whose behalf he or she purports to execute this Settlement Agreement.

(c)          Each Party warrants and represents that the execution and delivery of this Settlement Agreement does not (i) conflict with, or result in any violation or breach of, any provision of the charter, Bylaws, or other organization document of such Party, (ii) conflict with, or result in any violation or breach of, any contract to which such Party is a party, or (iii) conflict with any legal requirements, from whatever source, applicable to such Party.

6.                                      Integration.  This Settlement Agreement contains the entire agreement between the Parties and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof.  The terms of this Settlement Agreement are contractual and not a mere recital.  This Settlement Agreement is executed without reliance upon any promise, warranty or representation by any Party or any representative of any Party other than those expressly contained herein, and each Party has carefully read this Settlement Agreement, has been advised of its meaning and consequences by its respective attorney, and signs the same of its own free will.

7.                                      Amendment and Waivers.  Any term or provision of this Settlement Agreement may be amended, and the observance of any term of this Settlement Agreement may be waived, in each case only by a writing signed by the Party to be bound thereby.  The waiver of any provision of this Settlement Agreement or of a breach or default thereof or thereunder shall not be deemed to constitute a waiver of any other provision, breach or default.

8.                                      Parties Bound and Benefited.  This Settlement Agreement shall bind each Party’s predecessors, successors, assigns, past and present directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives and any persons acting by, through, under or in concert with each of them or any of them, and inure to the benefit of each Party and its respective predecessors, successors, assigns, directors, officers, employees, agents, attorneys, subsidiaries, affiliates, parent corporations, insurers, administrators, representatives, the undersigned and any persons acting by, through, under or in concert with each of them or any of them.

9.                                      Attorneys’ Fees and Costs.  Each Party to this Settlement Agreement will bear its own costs, expenses, and attorney’s fees, whether taxable or otherwise, that were incurred in connection with the Merger Agreement and the Disputes through the execution date of this Settlement Agreement and that were incurred in or arising out of or in any way related to the matters released herein, except as is otherwise specifically provided herein.  In the event that any action is filed by any of the Parties that relates to this Settlement Agreement or to the matters released hereunder, including without limitation an action to enforce an alleged breach or to obtain a declaration of the Parties’ respective rights and obligations hereunder, the prevailing Party shall be entitled to its reasonable attorneys’ fees and costs.

10.                               Cooperation.  The Parties agree to cooperate with each other and promptly prepare and file all necessary documentation to withdraw all applications, notices, petitions and filings made with, and shall use their reasonable efforts to terminate any proceedings before, any governmental entity.  The Parties agree to describe the Disputes and the terms of this Agreement in all public communications referring to the same by using only the following or substantially similar words:  “Synopsys and MoSys have agreed to settle the merger termination lawsuit filed by MoSys without further liability or payments to one another, and MoSys has agreed to dismiss its lawsuit.”

11.                               Choice of Law and Choice of Forum.  This Settlement Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice of law provisions of any jurisdiction other than those of the State of Delaware.  In the event an action is brought to enforce or interpret this Settlement Agreement, such action shall be brought exclusively in the Delaware Court of Chancery, in and for New Castle County, Delaware.  Each Party irrevocably agrees to the exclusive jurisdiction of the aforesaid court and agrees not to argue that said court is an inconvenient forum.

IN WITNESS WHEREOF, the Parties have duly authorized and caused this Settlement Agreement to be executed by Synopsys, Mountain and MoSys at Wilmington, Delaware, effective on the date first above written.

Synopsys, Inc.

By:	/s/ Aart de Geus

Name:	Aart de Geus

Title:	CEO

Mountain Acquisition Sub, Inc.

By:	/s/ Rex. S. Jackson

Name:	Rex. S. Jackson

Title:	V.P.

Monolithic System Technology, Inc.

By:	/s/ Fu-Chieh Hsu

Name:	Fu-Chieh Hsu

Title:	CEO

Agreed to:

/s/ Aart Jan de Geus
Aart Jan de Geus

/s/ Rex S. Jackson
Rex S. Jackson

/s/ Fu-Chieh Hsu
Fu-Chieh Hsu

/s/ Wingyu Leung
Wingyu Leung